UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2011

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 31, 2011, CorMedix Inc., a Delaware corporation (the “Company”), entered into Amendment No. 3 to Contribution Agreement with Shiva Biomedical, LLC (“Shiva”) (the “Amendment”).  The Amendment revises and amends certain provisions of the Contribution Agreement between the Company and Shiva, dated as of July 26, 2006, as amended on October 6, 2009 and February 22, 2010 (collectively, the “Agreement”).

The Amendment amends the required timing for certain royalty and milestone payment obligations of the Company under the Agreement.  The Amendment also extends the required time for the Company to initiate patient dosing in a “Pivotal Trial” for a License Product (as defined in the Agreement) to March 31, 2012.  In the event the Company fails to initiate a “Pivotal Trial” for a License Product on or before March 31, 2012, where “Pivotal Trial” means (i) a Phase III clinical study (as such term is defined in 21 C.F.R.§ 312.21(c) or its successor regulation or the equivalent regulation in any other country), or (ii) if it has been determined at the time of first dosing that the data generated in such study, if successful, will be sufficient, without data from further studies, to support the filing of an NDA, a Phase II clinical study (as described above) or a combination Phase II clinical study and Phase III clinical study, Shiva shall have the right to terminate the Agreement within fifteen (15) days after giving written notice.

Under the terms of the Amendment, the existing Development Plan is amended and restated in its entirety and a “Development Committee,” made up of two Company representatives and one Shiva representative, is created to coordinate and oversee the development of License Product (as defined in the Agreement).  If the Development Committee cannot reach unanimity among the members concerning a committee decision, the Company shall have sole and final decision making authority.  In addition, the Amendment provides the Company, in its sole and reasonable discretion, the ability to discontinue development of a License Product incorporating either Shiva 101 (as defined in the Agreement, and also known as CRMD0002) or Shiva 102 (as defined in the Agreement, and also known as CRMD0001).  In the event the Company exercises such right, the Company shall, among other things, grant Shiva an irrevocable, fully paid-up, non-exclusive unblocking license under any Company intellectual property necessary or useful in connection with the manufacture, use, sale or importation of Shiva 101 or Shiva 102, existing at the time of cessation, to make, have made, use, have used, sell, have sold, import or have imported such Shiva 101 or 102, as the case may be.

As consideration for the above, the Company has agreed to pay Shiva an upfront payment of $100,000, payable on or before September 8, 2011, with additional payment of $450,000 to be made on or about December 31, 2011 and March 31, 2012.  The Company has also granted Shiva a first security interest in the Company’s interest in the Company IP Rights (as defined in the Amendment).  The Company and Shiva have agreed to negotiate and enter into a Security Agreement providing for such security interest on or before October 1, 2011.  The foregoing is a summary of the material terms of the Agreement and does not purport to be complete. The statements herein are qualified be reference to the Agreement, which is incorporated by reference herein.

On September 6, 2011, the Company issued a press release announcing the execution of the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of CorMedix Inc., dated September 6, 2011, announcing the execution of Amendment No. 3 to Contribution Agreement with Shiva Biomedical LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 6, 2011	CORMEDIX INC.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer